Exhibit 99.1

January 27, 2022

Press Release

Source:	Farmers National Banc Corp.
Kevin J. Helmick, President and CEO
20 South Broad Street, P.O. Box 555
Canfield, OH 44406
330.533.3341
Email: exec@farmersbankgroup.com

FARMERS NATIONAL BANC CORP. ANNOUNCES

RECORD 2021 RESULTS

•	Earnings per diluted share of $0.18 ($0.50 excluding one-time items, non-GAAP) for 4th quarter of 2021

•	Completed the acquisition of Cortland Bancorp

•	Issued $75.0 million of subordinated debt at a rate of 3.125%

•	156 consecutive quarters of profitability

•	Efficiency ratio, (excluding one-time items, non-GAAP), of 47.4% for the fourth quarter of 2021

•	Allowance for credit losses ratio of 1.26% at December 31, 2021

•	Return on average assets, (excluding one-time items, non-GAAP), was 1.65% for the fourth quarter of 2021

•	ROAE and ROATE, (excluding one-time items, non-GAAP), 14.8% and 18.5%, respectively, for fourth quarter of 2021

CANFIELD, Ohio (January 27, 2022) – Farmers National Banc Corp. (“Farmers” or the “Company”) (NASDAQ: FMNB) today announced financial results for the three and twelve months ended December 31, 2021.

On a GAAP basis, net income for the fourth quarter of 2021 was $5.7 million, or $0.18 per diluted share, compared to $11.4 million, or $0.40 per diluted share, for the three months ended December 31, 2020. The results for the quarter included pretax items for acquisition related provision for credit loss expense of $4.9 million, $6.5 million for acquisition costs, $1.8 million for a prepayment penalty on an FHLB advance, security gains of $25,000, a loss of $195,000 on the sale of assets, and a one-time gain of $239,000 for the sale of Farmers’ credit card portfolio. Excluding these items (non-GAAP), core net income for the quarter ended December 31, 2021, would have been $16.2 million, or $0.50 per diluted share.

Net income for the twelve months ended December 31, 2021, totaled $51.8 million, or $1.77 per diluted share, compared to $41.9 million, or $1.47 per diluted share for the twelve months ended December 31, 2020. Results for the year ended December 31, 2021, included pre-tax items for acquisition related provision for credit loss expense of $4.9 million, acquisition costs of $7.1 million, prepayment penalties on FHLB advances of $2.1 million, security gains of $1.0 million, a loss of $247,000 on the sale of assets, and the one-time gain of $239,000 on the sale of the credit card portfolio. Net income for the twelve months ended December 31, 2021, excluding these items (non-GAAP), was $62.3 million, or $2.13 per share.

On November 1, 2021, Farmers and Cortland Bancorp (“Cortland”) completed the previously announced merger of Cortland into Farmers in a cash and stock transaction. Under the terms of the merger agreement, shareholders of Cortland were able to elect to receive either $28.00 per share in cash or 1.75 shares of Farmers’ common stock, subject to an overall limitation of 75% of the Cortland shares being exchanged for Farmers shares and 25% for cash. The merger combines two complementary banking institutions with similar culture and operating philosophies, and will further solidify Farmers’ market share in Trumbull and Mahoning counties while expanding Farmers’ presence in the greater Cleveland market. In February 2022, the systems integration of Farmers and Cortland will be completed, bringing the combined 48 branches together under one name.

At the closing of the merger, Farmers issued 5.6 million shares of its common stock along with cash of $29.6 million, which represented a transaction value of approximately $128.5 million based on its closing stock price of $17.82 on October 31, 2021. The transaction value has been allocated to assets acquired and liabilities assumed, including $482.2 million in loans and loans held for sale, $305.2 million in other tangible assets, $695.3 million in deposits, $17.9 million in other liabilities and $54.4 million in goodwill and other intangible assets. Prior to closing, Cortland incurred $3.3 million of merger-related costs. The year-over-year comparison of Farmers results is impacted by the Cortland merger, with 2021 including two months of combined operations from Cortland compared to none in the prior year.

Kevin J. Helmick, President and CEO, stated, “The last two years have brought unbelievable challenges to the world and our industry. Through it all, the Farmers team has continued to deliver record earnings and superior returns while catering to the needs of the communities we serve. I am extremely proud of our staff for all of their hard work. With the closing of the Cortland acquisition, I look forward to the possibilities in 2022.”

Balance Sheet

Total assets at December 31, 2021, grew to $4.14 billion compared to $3.32 billion at September 30, 2021 and $3.07 billion at December 31, 2020. The acquisition of Cortland added $841.7 million in assets to the balance sheet. Gross loans (excluding loans held for sale) were $2.33 billion at December 31, 2021, compared to $1.89 billion at September 30, 2021 and $2.08 billion at December 31, 2020. Gross loan growth for the quarter totaled $436.9 million and included $470.6 million in gross loans associated with the acquisition of Cortland (excluding Cortland’s PPP loans) offset by a decline in PPP loan balances of $26.3 million (inclusive of Cortland’s PPP loans) and a decline in other loan balances of $7.4 million which includes the sale of the Company’s credit card portfolio. The credit card portfolio had a balance of $3.0 million at the time of sale. At December 31, 2021, the Company has $37.5 million of PPP loans before deferred fees still to be forgiven and $1.3 million in net deferred fees associated with these loans still to be recognized into income.

Available for sale securities increased to $1.43 billion at December 31, 2021, an increase of $852.1 million from December 31, 2020. During 2021, the Company continued to deploy excess cash balances into securities. The Cortland acquisition in the fourth quarter was responsible for $130.6 million of the growth in the portfolio.

Total deposits at December 31, 2021, were $3.55 billion compared to $2.87 billion at September 30, 2021, and $2.61 billion at December 31, 2020. The growth, year over year, was due to $695.3 million in deposits obtained in the acquisition of Cortland and $241.1 million of organic growth, or 9.2% organically. After adjusting for Cortland in the fourth quarter, deposits shrank $14.5 million for the quarter.

Total stockholders’ equity increased to $472.4 million at December 31, 2021, compared to $377.5 million at September 30, 2021 and $350.1 million at December 31, 2020. The increase in stockholders’ equity was due to the Cortland acquisition and the Company’s earnings offset by dividends paid to common shareholders and changes in other comprehensive income.

Credit Quality

Non-performing loans to loans declined to 0.69% at December 31, 2021, compared to 0.78% at September 30, 2021. Early stage delinquencies, defined as 30-89 days past due, were $8.9 million, or 0.38% of total loans, at December 31, 2021, compared to $6.9 million, or 0.37% of total loans, for the prior quarter.

On January 1, 2021, Farmers adopted the Current Expected Credit Loss (“CECL”) model of accounting for credit losses. At adoption, Farmers recorded a $2.16 million increase to its allowance for loan losses and a $0.29 million increase to its reserve for off-balance sheet commitments for a combined $2.45 million, of which $1.94 million was recorded as a reduction to retained earnings with the remainder to deferred taxes. In connection with the Cortland acquisition, on November 1, 2021, Farmers recorded a $6.16 million increase to its allowance for loan losses, which was comprised of $4.87 million required to be recorded as a provision for credit losses related to non-purchased credit deteriorated loans and $1.29 million required to be recorded as a reduction of loan balances for purchased credit deteriorated loans.

Excluding the merger impact noted above, the fourth quarter 2021 results include net charge-offs of $313,000 and a provision for credit loss of $691,000 compared to net charge-offs of $197,000 and a provision expense of $3.0 million for the same period in 2020. As an overall percentage of loans, the allowance for credit losses increased to 1.26% at December 31, 2021, compared to 1.22% for the quarter ended September 30, 2021. Excluding the PPP loans, this allowance for credit losses to gross loans ratio increases to 1.28% (non-GAAP) as of December 31, 2021. Total net charge-offs as a percentage of average net loans outstanding was 6 basis points for the quarter ended December 31, 2021, compared to 4 basis points for the fourth quarter of 2020.

Net interest income

Net interest income was $29.7 million for the fourth quarter of 2021 compared to $25.8 million for the fourth quarter of 2020. The increase was due to growth in average interest earning assets, including the acquisition of Cortland, offset by a decline in net interest margin of 36 basis points. The net interest margin was 3.33% for the current quarter which is down from the 3.47% net interest margin reported in the third quarter of 2021 and lower than the 3.69% net interest margin reported in the fourth quarter of 2020. The decline in net interest margin in the fourth quarter of 2021 compared to the third quarter of 2021 was driven by the acquisition of Cortland and the issuance of subordinated debt, the proceeds of which were used to purchase securities. Excluding the impact of acquisition marks and related accretion and PPP interest and fees (non-GAAP), the net interest margin for the fourth quarter of 2021 was 3.21% compared to 3.37% for the third quarter of 2021 and 3.51% for the fourth quarter of 2020.

Noninterest income

Noninterest income declined to $9.5 million for the quarter ended December 31, 2021 compared to $10.5 million for the fourth quarter in 2020. Net gains on the sale of loans decreased to $1.7 million for the fourth quarter of 2021 compared to $3.6 million in the fourth quarter of 2020 due to lower origination volumes and tighter margins. In addition, security gains and other noninterest income were lower by $154,000 and $251,000, respectively, in the fourth quarter of 2021 compared to the same period in 2020. These declines have been partially offset by increases to service charges on deposit of $208,000, a 22.4% increase, trust fees of $559,000, a 28.7% increase, investment commissions of $161,000, a 35.8% increase, and an increase in bank owned life insurance (BOLI) income of $227,000 from the purchase of additional insurance in December 2020 and the addition of Cortland’s BOLI.

Noninterest expense

Total noninterest expense for the fourth quarter of 2021 increased to $27.7 million compared to $19.6 million in the fourth quarter of 2020. Excluding merger related costs and a $1.8 million prepayment penalty for the payoff of a $40 million FHLB advance, noninterest expense in the fourth quarter of 2021 was $19.3 million compared to $17.8 million of noninterest expense in the fourth quarter of 2020 after excluding merger related costs in that quarter. This increase in noninterest expense after adjusting for these items was primarily due to the acquisition of Cortland.

Covid Support Efforts

Farmers offered special financial assistance to support customers who were experiencing financial hardships related to the COVID-19 pandemic. The Company offered three month deferrals upon request by the borrowers, beginning in the middle of March, 2020 and concluding at the end of the three month deferral period. For those borrowers in industries that were greatly impacted by COVID-19, additional deferrals were considered and granted beyond the initial three month period. The range of deferred months for subsequent requests was three to nine months. The decline in deferred loans and balances was due to borrowers not requesting additional deferments and beginning to restart payments under the original terms of their loan. At December 31, 2021, Farmers had no customers still on deferral.

Farmers is also a preferred SBA lender and we dedicated significant additional staff and other resources to help our customers complete and submit their applications and supporting documentation for loans offered under the Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act, so that they could obtain SBA approval and receive funding as quickly as possible. During the initial 2020 period of the PPP program, the Company facilitated PPP assistance to 1,714 business customers totaling $199.8 million. The Company, on behalf of its customers, began processing borrower applications for PPP forgiveness at the beginning of September 2020. The SBA has up to ninety days to review an application for PPP forgiveness and provide a decision at the end of that review. Once forgiveness of the PPP loans has been communicated and payment is received from the SBA, the Company will record the cash received from the SBA, pay-off the loans based on the amount of forgiveness provided and accelerate the amount of net deferred loan fees/costs recognized for the portion of the PPP loans that are forgiven.

About Farmers National Banc Corp.

Founded in 1887, Farmers National Banc Corp. is a diversified financial services company headquartered in Canfield, Ohio, with $4.4 billion in banking assets. Farmers National Banc Corp.’s wholly-owned subsidiaries are comprised of The Farmers National Bank of Canfield, a full-service national bank engaged in commercial and retail banking with 48 banking locations in Mahoning, Trumbull, Columbiana, Portage, Stark, Wayne, Medina, Geauga and Cuyahoga Counties in Ohio and Beaver County in Pennsylvania, and Farmers Trust Company, which operates five trust offices and offers services in the same geographic markets. Total wealth management assets under care at December 31, 2021 are $3.1 billion. Farmers National Insurance, LLC, a wholly-owned subsidiary of The Farmers National Bank of Canfield, offers a variety of insurance products.

Non-GAAP Disclosure

This press release includes disclosures of Farmers’ tangible common equity ratio, return on average tangible assets, return on average tangible equity, net income excluding costs related to acquisition activities, net interest margin excluding acquisition marks and related accretion and PPP interest and fees, efficiency ratio less one-time expenses, and allowance for credit losses to gross loans, excluding PPP loans and acquired loans, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers’ marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures to their GAAP equivalents are included in the tables following Consolidated Financial Highlights below.

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Farmers’ financial condition, results of operations, asset quality trends and profitability. Forward-looking statements are not historical facts but instead represent only management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Farmers’ control. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions, as well as any statements related to future expectations of performance or conditional verbs, such as “will,” “would,” “should,” “could” or “may.” Farmers’ actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Farmers’ actual results to differ materially from those described in the forward-looking statements include impacts from the COVID-19 pandemic, including further resurgence in the spread of COVID-19, on local, national and global economic conditions; higher default rates on loans made to our customers related to COVID-19 and its impact on our customers’ operations and financial condition; unexpected changes in interest rates or disruptions in the mortgage markets related to COVID-19 or other responses to the health crisis; impacts of the upcoming U.S. elections on the regulatory landscape, capital markets, and response to and management of the COVID-19 pandemic including further economic stimulus from the federal government; Farmers’ failure to integrate Cortland and Cortland Bank with Farmers in accordance with expectations; deviations from performance expectations related to Cortland and Cortland Bank; and the other factors contained in Farmers’ Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and available on Farmers’ website (www.farmersbankgroup.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Farmers does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Farmers National Banc Corp. and Subsidiaries

Consolidated Financial Highlights

(Amounts in thousands, except per share results) Unaudited

Consolidated Statements of Income	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020	Percent Change
Total interest income	$31,685	$28,375	$28,609	$27,790	$28,833	$116,459	$112,327	3.7%
Total interest expense	1,986	1,841	2,119	2,523	3,030	8,469	16,136	-47.5%

Net interest income	29,699	26,534	26,490	25,267	25,803	107,990	96,191	12.3%
Provision for credit losses	5,366	(948)	50	425	3,000	4,893	9,100	-46.2%
Noninterest income	9,538	9,015	9,508	10,132	10,499	38,193	36,161	5.6%
Acquisition related costs	6,521	472	104	12	1,798	7,109	3,223	120.6%
Other expense	21,140	16,656	16,966	17,305	17,796	72,067	69,757	3.3%

Income before income taxes	6,210	19,369	18,878	17,657	13,708	62,114	50,272	23.6%
Income taxes	508	3,358	3,303	3,101	2,351	10,270	8,396	22.3%

Net income	$5,702	$16,011	$15,575	$14,556	$11,357	$51,844	$41,876	23.8%

Average diluted shares outstanding	32,074	28,361	28,353	28,336	28,322	29,280	28,394
Basic earnings per share	0.18	0.57	0.55	0.52	0.40	1.78	1.48
Diluted earnings per share	0.18	0.56	0.55	0.51	0.40	1.77	1.47
Cash dividends per share	0.14	0.11	0.11	0.11	0.11	0.47	0.44
Performance Ratios
Net Interest Margin (Annualized)	3.33%	3.47%	3.52%	3.54%	3.69%	3.45%	3.70%
Efficiency Ratio (Tax equivalent basis)	63.61%	46.04%	45.70%	47.76%	50.07%	51.13%	52.55%
Return on Average Assets (Annualized)	0.58%	1.92%	1.90%	1.87%	1.49%	1.52%	1.46%
Return on Average Equity (Annualized)	5.24%	16.93%	17.17%	16.81%	13.10%	13.64%	12.80%
Dividends to Net Income	82.99%	19.41%	19.95%	21.35%	27.30%	27.11%	29.62%
Other Performance Ratios (Non-GAAP)
Return on Average Tangible Assets	0.60%	1.97%	1.93%	1.87%	1.52%	1.55%	1.48%
Return on Average Tangible Equity	6.57%	19.63%	19.81%	19.30%	15.48%	16.13%	15.07%

Consolidated Statements of Financial Condition
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020
Assets
Cash and cash equivalents	$112,790	$79,808	$149,357	$326,385	$254,621
Securities available for sale	1,427,677	1,183,361	996,271	802,866	575,600
Other investments	30,459	19,041	20,573	21,317	21,528
Loans held for sale	4,545	2,628	1,922	3,993	4,766
Loans	2,331,082	1,894,216	1,959,865	2,037,404	2,078,044
Less allowance for credit losses (a)	29,386	23,136	24,806	24,935	22,144

Net Loans	2,301,696	1,871,080	1,935,059	2,012,469	2,055,900

Other assets	265,582	161,129	156,876	157,494	158,733

Total Assets	$4,142,749	$3,317,047	$3,260,058	$3,324,524	$3,071,148

Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$916,237	$675,938	$663,640	$675,045	$608,791
Interest-bearing	2,630,998	2,190,475	2,115,183	2,158,009	2,002,087

Total deposits	3,547,235	2,866,413	2,778,823	2,833,054	2,610,878
Other interest-bearing liabilities	87,758	49,649	78,369	79,683	78,906
Other liabilities	35,324	23,461	35,958	64,432	31,267

Total liabilities	3,670,317	2,939,523	2,893,150	2,977,169	2,721,051
Stockholders’ Equity	472,432	377,524	366,908	347,355	350,097

Total Liabilities and Stockholders’ Equity	$4,142,749	$3,317,047	$3,260,058	$3,324,524	$3,071,148

Period-end shares outstanding	33,898	28,322	28,322	28,308	28,258
Book value per share	$13.94	$13.33	$12.95	$12.27	$12.39
Tangible book value per share (Non-GAAP)*	10.91	11.61	11.23	10.53	10.63

*	Tangible book value per share is calculated by dividing tangible common equity by outstanding shares

Capital and Liquidity
Common Equity Tier 1 Capital Ratio (b)	13.13%	14.58%	13.95%	13.49%	13.22%
Total Risk Based Capital Ratio (b)	17.56%	16.25%	15.54%	15.10%	14.72%
Tier 1 Risk Based Capital Ratio (b)	13.79%	15.18%	14.39%	13.93%	13.67%
Tier 1 Leverage Ratio (b)	10.11%	10.17%	9.70%	9.69%	9.77%
Equity to Asset Ratio	11.40%	11.38%	11.25%	10.45%	11.40%
Tangible Common Equity Ratio (c)	9.15%	10.06%	9.90%	9.10%	9.94%
Net Loans to Assets	55.56%	56.41%	59.36%	60.53%	66.94%
Loans to Deposits	65.72%	66.08%	70.53%	71.92%	79.59%
Asset Quality
Non-performing loans	$16,195	$14,744	$13,873	$11,640	$13,835
Other Real Estate Owned	0	0	30	30	0
Non-performing assets	16,195	14,744	13,903	11,670	13,835
Loans 30 - 89 days delinquent	8,891	6,944	7,606	7,183	9,297
Charged-off loans	470	411	502	284	387
Recoveries	157	125	323	200	190
Net Charge-offs	313	286	179	84	197
Annualized Net Charge-offs to
Average Net Loans Outstanding	0.06%	0.06%	0.04%	0.02%	0.04%
Allowance for Credit Losses to Total Loans (a)	1.26%	1.22%	1.27%	1.22%	1.07%
Non-performing Loans to Total Loans	0.69%	0.78%	0.71%	0.57%	0.67%
Allowance to Non-performing Loans (a)	181.45%	156.92%	178.81%	214.22%	160.06%
Non-performing Assets to Total Assets	0.39%	0.44%	0.43%	0.35%	0.45%

(a)	CECL methodology used during 2021. Prior periods used the incurred loss methodology.
(b)	December 31, 2021 ratio is estimated
(c)	This is a non-GAAP financial measure. A reconciliation to GAAP is shown below

	For the Three Months Ended
End of Period Loan Balances	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020
Commercial real estate	$1,011,891	$690,407	$704,809	$702,556	$713,936
Commercial	313,836	302,356	351,261	406,064	404,492
Residential real estate	453,635	376,901	383,187	400,982	413,841
HELOC	127,433	106,750	107,153	107,501	110,352
Consumer	189,522	189,497	190,064	193,295	203,061
Agricultural loans	232,365	226,896	223,427	227,073	232,129

Total, excluding net deferred loan costs	$2,328,682	$1,892,807	$1,959,901	$2,037,471	$2,077,811

	For the Three Months Ended					For the Twelve Months Ended
Noninterest Income	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Service charges on deposit accounts	$1,138	$924	$790	$808	$930	$3,660	$3,682
Bank owned life insurance income	414	340	300	284	187	1,338	795
Trust fees	2,509	2,335	2,358	2,236	1,950	9,438	7,632
Insurance agency commissions	706	799	948	1,003	776	3,456	3,124
Security gains, including fair value changes	25	459	32	488	179	1,004	380
Retirement plan consulting fees	378	334	389	320	394	1,421	1,523
Investment commissions	611	638	523	504	450	2,276	1,530
Net gains on sale of loans	1,728	1,466	2,191	2,900	3,610	8,285	11,362
Other mortgage banking fee income, net	2	32	(55)	(115)	108	(136)	(83)
Debit card and EFT fees	1,424	1,227	1,322	1,171	1,061	5,144	4,264
Other noninterest income	603	461	710	533	854	2,307	1,952

Total Noninterest Income	$9,538	$9,015	$9,508	$10,132	$10,499	$38,193	$36,161

	For the Three Months Ended					For the Twelve Months Ended
Noninterest Expense	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Salaries and employee benefits	$10,230	$9,321	$9,866	$9,976	$9,638	$39,393	$39,826
Occupancy and equipment	2,422	1,899	1,890	2,275	2,060	8,486	7,254
State and local taxes	620	552	551	554	515	2,277	2,138
Professional fees	1,296	1,009	830	1,056	341	4,191	2,733
Merger related costs	6,521	472	104	12	1,798	7,109	3,223
Advertising	776	466	357	260	478	1,859	1,531
FDIC insurance	152	140	120	170	100	582	750
Intangible amortization	414	316	316	316	332	1,362	1,327
Core processing charges	880	860	831	627	831	3,198	3,551
Other noninterest expenses	4,350	2,093	2,205	2,071	3,501	10,719	10,647

Total Noninterest Expense	$27,661	$17,128	$17,070	$17,317	$19,594	$79,176	$72,980

Business Combination

Consideration
Cash	$29,618
Stock	98,921

Fair value of total consideration transferred	$128,539

Fair value of assets acquired
Cash and cash equivalents	$113,391
Securities available for sale	130,574
Other investments	16,092
Loans, net	482,168
Premises and equipment	12,644
Bank owned life insurance	21,547
Core deposit intangible	5,886
Current and deferred taxes	3,135
Other assets	7,805

Total assets acquired	793,242
Fair value of liabilities assumed
Deposits	695,274
Short-term borrowings	4,246
Long-term borrowings	4,262
Accrued interest payable and other liabilities	9,386

Total liabilities	713,168

Net assets acquired	$80,074
Goodwill created	48,465

Total net assets acquired	$128,539

Average Balance Sheets and Related Yields and Rates

(Dollar Amounts in Thousands)

	Three Months Ended December 31, 2021			Three Months Ended December 31, 2020
	AVERAGE BALANCE	INTEREST (1)	YIELD/ RATE (1)	AVERAGE BALANCE	INTEREST (1)	YIELD/ RATE (1)
EARNING ASSETS
Loans (2)	$2,187,770	$24,946	4.52%	$2,110,031	$25,409	4.79%
Taxable securities	892,563	3,948	1.75	223,306	1,335	2.38
Tax-exempt securities (2)	410,016	3,397	3.29	262,829	2,514	3.81
Other investments	26,475	142	2.13	15,138	128	3.36
Federal funds sold and other	114,496	39	0.14	237,357	67	0.11

Total earning assets	3,631,320	32,472	3.55	2,848,661	29,453	4.11
Nonearning assets	248,581			184,344

Total assets	$3,879,901			$3,033,005

INTEREST-BEARING LIABILITIES
Time deposits	$379,786	$697	0.73%	$458,340	$1,591	1.38%
Brokered time deposits	0	0	0.00	43,685	98	0.89
Savings deposits	736,732	202	0.11	489,071	236	0.19
Demand deposits - interest bearing	1,367,921	475	0.14	995,977	804	0.32
Short term borrowings	0	2	0.00	3,859	7	0.72
Long term borrowings	80,799	610	3.00	76,400	294	1.53

Total interest-bearing liabilities	$2,565,238	1,986	0.31	$2,067,332	3,030	0.58

NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	851,130			593,955
Other liabilities	31,824			26,769
Stockholders’ equity	431,709			344,949

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,879,901			$3,033,005

Net interest income and interest rate spread		$30,486	3.24%		$26,423	3.53%

Net interest margin			3.33%			3.69%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2021, adjustments of $86 thousand and $701 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2020, adjustments of $101 thousand and $519 thousand, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

	Twelve Months Ended December 31, 2021			Twelve Months Ended December 31, 2020
	AVERAGE BALANCE	INTEREST (1)	YIELD/ RATE (1)	AVERAGE BALANCE	INTEREST (1)	YIELD/ RATE (1)
EARNING ASSETS
Loans (2)	$2,041,347	$95,180	4.66%	$2,062,936	$98,779	4.79%
Taxable securities	617,475	11,399	1.85	209,817	5,423	2.58
Tax-exempt securities (2)	348,627	12,027	3.45	250,394	9,675	3.86
Other investments	21,912	498	2.27	16,073	543	3.38
Federal funds sold and other	180,718	201	0.11	124,447	298	0.24

Total earning assets	3,210,079	119,305	3.72	2,663,667	114,718	4.31
Nonearning assets	195,805			205,727

Total assets	$3,405,884			$2,869,394

INTEREST-BEARING LIABILITIES
Time deposits	$393,039	$3,652	0.93%	$480,302	$8,083	1.68%
Brokered time deposits	11,737	75	0.64	72,472	1,057	1.46
Savings deposits	569,179	712	0.13	462,021	1,080	0.23
Demand deposits - interest bearing	1,240,014	2,336	0.19	856,462	4,161	0.49
Short term borrowings	3,957	11	0.28	20,764	359	1.73
Long term borrowings	70,057	1,683	2.40	82,451	1,396	1.69

Total interest-bearing liabilities	$2,287,983	8,469	0.37	$1,974,472	16,136	0.82
NONINTEREST-BEARING LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand deposits - noninterest bearing	$714,978			$546,177
Other liabilities	23,498			21,570
Stockholders’ equity	379,425			327,175

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,405,884			$2,869,394

Net interest income and interest rate spread		$110,836	3.35%		$98,582	3.49%

Net interest margin			3.45%			3.70%

(1)	Interest and yields are calculated on a tax-equivalent basis where applicable.
(2)

For 2021, adjustments of $360 thousand and $2.5 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. For 2020, adjustments of $400 thousand and $2.0 million, respectively, were made to tax equate income on tax exempt loans and tax exempt securities. These adjustments were based on a marginal federal income tax rate of 21%, less disallowances.

Reconciliation of Total Assets to Tangible Assets

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Total Assets	$4,142,749	$3,317,047	$3,260,058	$3,324,524	$3,071,148	$4,142,749	$3,071,148
Less Goodwill and other intangibles	102,606	48,670	48,985	49,301	49,617	102,606	49,617

Tangible Assets	$4,040,143	$3,268,377	$3,211,073	$3,275,223	$3,021,531	$4,040,143	$3,021,531

Average Assets	3,879,901	3,304,708	3,280,316	3,155,695	3,033,005	3,405,912	2,869,394
Less average Goodwill and other intangibles	84,580	48,879	49,193	49,509	51,476	58,111	49,363

Average Tangible Assets	$3,795,321	$3,255,829	$3,231,123	$3,106,186	$2,981,529	$3,347,801	$2,820,031

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Stockholders’ Equity	$472,432	$377,524	$366,908	$347,355	$350,097	$472,432	$350,097
Less Goodwill and other intangibles	102,606	48,670	48,985	49,301	49,617	102,606	49,617

Tangible Common Equity	$369,826	$328,854	$317,923	$298,054	$300,480	$369,826	$300,480

Average Stockholders’ Equity	431,709	375,208	363,753	351,190	344,949	379,425	327,175
Less average Goodwill and other intangibles	84,580	48,879	49,193	49,509	51,476	58,111	49,363

Average Tangible Common Equity	$347,129	$326,329	$314,560	$301,681	$293,473	$321,314	$277,812

Reconciliation of Net Income, Less Merger and One-Time Items

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Net income	$5,702	$16,011	$15,575	$14,556	$11,357	$51,844	$41,876
Acquisition related costs - after tax	5,232	468	83	9	1,431	5,731	2,585
Acquisition related provision - after tax	3,846	0	0	0	0	3,846	0
FHLB prepayment penalties - after tax	1,425	257	0	0	0	1,682	666
Net loss (gain) on asset/security sales - after tax	134	(362)	(26)	(344)	502	(598)	404
Gain on sale of credit card portfolio - after tax	(189)	0	0	0	0	(189)	0

Net income - Adjusted	$16,150	$16,374	$15,632	$14,221	$13,290	$62,316	$45,531

Diluted EPS excluding merger and one-time items	$0.50	$0.58	$0.55	$0.50	$0.47	$2.13	$1.60

Return on Average Assets excluding merger and one-time items (Annualized)	1.65%	1.97%	1.91%	1.83%	1.74%	1.83%	1.59%
Return on Average Equity excluding merger and one-time items (Annualized)	14.84%	17.31%	17.24%	16.42%	15.29%	16.42%	13.92%
Return on Average Tangible Equity excluding acquisition costs and one-time items (Annualized)	18.46%	19.91%	19.93%	19.12%	17.97%	19.39%	16.39%

Efficiency ratio excluding one-time items

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Net interest income, after tax	$30,492	$27,256	$27,192	$25,901	$26,423	$110,840	$98,582
Noninterest income	9,538	9,015	9,508	10,132	10,499	38,193	36,161
Net loss (gain) on asset/security sales	170	(458)	(33)	(436)	635	(757)	511
Gain on sale of credit card portfolio	(239)	0	0	0	0	(239)	0

Net interest income and noninterest income adjusted	39,961	35,813	36,667	35,597	37,557	148,037	135,254
Noninterest expense less intangible amortization	27,247	16,813	16,755	17,002	19,213	77,817	70,001
Acquisition related costs	6,521	472	104	12	1,798	7,109	3,223
FHLB prepayment penalties	1,804	325	0	0	0	2,129	0

Noninterest income adjusted	18,922	16,016	16,651	16,990	17,415	68,579	66,778

Efficiency ratio excluding one-time items	47.35%	44.72%	45.41%	47.73%	46.37%	46.33%	49.37%

Net interest margin excluding acquisition marks and PPP interest and fees

	For the Three Months Ended					For the Twelve Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Net interest income, fully-taxable equivalent	$30,486	$27,256	$27,192	$25,901	$26,423	$110,836	$98,582
Acquisition marks	496	(35)	200	271	308	932	1,126
PPP interest and fees	979	1,402	2,097	2,144	2,456	6,621	4,914

Adjusted and annualized net interest income	115,098	102,712	99,854	95,249	93,865	103,283	92,542

Average earning assets	3,631,320	3,120,336	3,077,915	2,937,144	2,848,661	3,210,079	2,663,667

less PPP average balances	47,939	76,990	131,856	125,168	177,382	95,226	121,641

Adjusted average earning assets	3,583,381	3,043,346	2,946,059	2,811,976	2,671,279	3,114,853	2,542,026

Net interest margin excluding marks and PPP interest and fees	3.21%	3.37%	3.39%	3.39%	3.51%	3.32%	3.64%

Reconciliation of Allowance for Credit Losses to Gross Loans, Excluding PPP Loans and Acquired Loans

	For the Three Months Ended
	Dec. 31, 2021	Sept. 30, 2021	June 30, 2021	March 31, 2020	Dec. 31, 2020
Gross Loans	$2,331,082	$1,894,216	$1,959,865	$2,037,404	$2,078,044
PPP Loans, net	36,215	53,580	92,073	136,826	125,396

Loans less PPP	2,294,867	1,840,636	1,867,792	1,900,578	1,952,648

Allowance for Credit Losses to Gross Loans Excluding PPP (a)	1.28%	1.26%	1.33%	1.31%	1.13%

Acquired Loans	654,552	211,954	233,790	251,616	272,150

(a)	CECL methodology used for the 2021 quarters. Prior period used the incurred loss methodology.